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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Bon-Ton Stores, Inc. on Form S-3 of our report dated March 20, 2003 on the consolidated balance sheets of The Elder-Beerman Stores Corp. and subsidiaries as of February 1, 2003 and February 2, 2002 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three fiscal years in the period ended February 1, 2003, which includes an explanatory paragraph concerning the Company's method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142 and a change in the Company's method of accounting for unrecognized actuarial gains and losses related to pension benefits, appearing in Form 8-K of The Bon-Ton Stores, Inc. dated November 7, 2003 and amended December 24, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

January 26, 2004
Dayton, Ohio